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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     June  3, 1999
                                                ------------------------------


                          NHancement Technologies Inc.
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               (Exact name of registrant as specified in charter)


         Delaware                     0-21999                841360852
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(State or other jurisdiction    (S.E.C. File Number)       (IRS Employer
of Incorporation)                                          Identification No.)


            39420 Liberty Street, Suite 250, Fremont, CA         94538
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           (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (510) 744-3333

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Item 5.  OTHER EVENTS.



          On February 17, 1999, the Company received written notification from The Nasdaq Stock Market that the Company's Common Stock would be delisted from the Nasdaq SmallCap Market, effective with the close of business on February 24, 1999, due to the Company's non-compliance with the net tangible assets/market capitalization/net income requirement for continued listing, as set forth under Marketplace Rule 4310(c)(2).

         The Company's subsequent request for an oral hearing with the Nasdaq Listing Qualifications Panel was granted and the Company attended the hearing on April 29, 1999.

         On June 3, 1999, the Nasdaq Listing Qualifications Panel issued a positive determination on the Company's request for continued inclusion on The Nasdaq SmallCap Market pursuant to an exception to the net tangible assets/market capitalization/net income requirement. The terms of the ruling include the following exceptions to which the Company must adhere in order to continue listed status on the Nasdaq SmallCap Market:

         1. By June 15, 1999, the Company must complete a $1,750,000 sale of its Series A Convertible Preferred Stock.

         2. On or before June 15, 1999, the Company must make a public filing with the SEC and Nasdaq detailing a minimum of $2,700,000 in net tangible assets.

         3. The Company must continue to demonstrate compliance with all requirements for continued listing on the Nasdaq SmallCap Market.

         4. Until June 15, 1999, the Company is required to provide prompt notification to Nasdaq of any significant events that may occur.

         5. The Company is required to maintain a minimum closing bid price of $1.00 per share until June 15, 1999 (the "exception period") and will be subject to an additional 90-day exception period if the Company's stock falls below the minimum bid price. The Company will be required to sustain the minimum closing bid price for a minimum of 10 consecutive trading days during the additional exception period.

         On June 15, 1999, the Company completed the $1,750,000 tranche of Series A Convertible Preferred Stock. This transaction was accomplished by means of an Amendment dated June 11, 1999, to the Securities Purchase Agreement dated April 13, 1998, and the Certificate of Designations as filed with the Delaware Secretary of State on April 9, 1998, as amended on April 13, 1998, and as further amended on June 11, 1999.

         On June 15, 1999, the Company completed its public filing with the SEC and Nasdaq of this Form 8-K detailing a minimum of $2,700,000 in net tangible assets. Until June 15, 1999, the Company had maintained a minimum closing bid price of $1.00 per share, had no significant events to report to Nasdaq and demonstrated compliance with all requirements for continued listing on the Nasdaq SmallCap Market.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NHANCEMENT TECHNOLOGIES INC.
                                    (Registrant)


Dated: June 15, 1999                By:  /s/ Douglas S. Zorn
                                         ------------------------------
                                         Douglas S. Zorn, President and
                                         Chief Executive Officer


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                                INDEX TO EXHIBITS



      Exhibit
      Number            Description
      -------           -----------
      3.1               Amended and Restated Certificate of Incorporation, as
                        filed with the Delaware Secretary of State on January
                        27, 1997, as amended by Certificate of Designations, as
                        filed with the Delaware Secretary of State on April 9,
                        1998, as further amended by Amended Certificate of
                        Designations as filed with the Delaware Secretary of
                        State on April 13, 1998, as further amended by Amended
                        Certificate of Designations, as filed with the Delaware
                        Secretary of State on June 11, 1999.

      10.49             Amendment dated June 11, 1999, to Securities Purchase
                        Agreement dated April 13, 1998.


      99.02             Unaudited Pro forma Consolidated Balance Sheet for
                        May 31, 1999.
